WESTWOOD ONE, INC.
                              LIST OF SUBSIDIARIES



          WESTWOOD ONE RADIO, INC.

          WESTWOOD ONE RADIO NETWORKS, INC.

          WESTWOOD NATIONAL RADIO CORPORATION, INC.

          WESTWOOD ONE STATIONS GROUP, INC.

          WESTWOOD ONE STATIONS - NYC, INC.

          WESTWOOD ONE PROPERTIES, INC.

          METRO NETWORKS, INC.

          METRO NETWORKS COMMUNICATIONS, INC.

          METRO NETWORKS SERVICES, INC.

          WASHINGTON NEWS NETWORK, INC.

          METRO NETWORKS COMMUNICATIONS, LIMITED PARTNERSHIP













                                   EXHIBIT 22